UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest reported) May 16, 2003
                                                       ------------

                          Aqua Vie Beverage Corporation
             (Exact name of registrant as specified in its chapter)

           Delaware                     000-24801                 820506425
-----------------------------   ------------------------     ------------------
(State or other jurisdiction)   (Commission File Number)        (IRS Employer
                                                             Identification No.)

333 South Main St. P.O. Box 6759, Ketchum, Idaho                   83340
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                   (Address)                                     (zip code)

         Registrant's telephone number, including area code 208-622-7792


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                           Former name, if applicable

ITEM 5. OTHER EVENTS

The common stock of Aqua Vie Beverage Corporation resumed trading on Friday, May 16, 2003, following a two-week halt in trading that had been imposed by the Securities and Exchange Commission.

Aqua Vie Beverage Corporation forecast revenue of seven million dollars. The revenue projection was contained in faxes prepared by the company and sent out by a fax forwarding company. The faxes were contained in a sheet called OTC Stock Today, a trademark owned by the Company, without any involvement of any stock analyst, independent or otherwise. The revenue projection was for the company's fiscal year commencing August 1, 2003 and ending July 31, 2004. The Securities and Exchange Commission instigated a trading halt for the company's common stock based in part on questions about the completeness and accuracy of the projection.

The Company believes the revenue projections are attainable. The Company's product currently is in approximately 500 chain stores nationwide. The Company has concentrated on introducing its products through the natural food sections of chain stores, rather than introducing through general beverage sections of these stores. The Company's product is being distributed by Tree of Life/Gourmet Award Foods, the leading marketer and distributor of all natural food, with sixteen distribution facilities servicing over 15,000 retail stores in the United States and Canada, and United Natural Foods, with eleven distribution centers servicing over 7,000 stores in fifty states. The Company has embarked on in store-taste demonstrations and samplings of its products. The in-store tasting demonstrations are currently underway, and the Company plans approximately 350 individual sampling demonstrations through September, 2003. The Company is finalizing a new label design for an improved product line of its Hydrator(TM) Water, which is expected to be introduced in July 2003,and is also redesigning its corporate website which is expected to be online in June 2003. A regional radio advertising campaign is planned to air in June 2003.

The Company also plans to introduce, later this summer, a children's line of spring water beverages called PurePlay(TM) and an improved version of its existing Hydrator(TM) product line with particular emphasis on packaging, and calorie/ carbohydrate reduction. The Company believes the new labels for the improved Hydrator product line and new children's line of spring water beverages, both with reduced calories and carbohydrates, a new corporate website, and regional advertising and publicity, will significantly increase the general awareness of its products with distributors, stores and consumers. The company recently completed a financing from which it has allocated moneys for inventory production, label and website design and promotion of the Company's products.

In  assessing  the  Company's  revenue  projections,   investors  and  potential
investors should consider among other things, the following factors that may affect the ability of the Company to achieve its revenue projections.

The beverage industry is highly competitive, and there are many companies with better financing and a higher established level of market acceptance, many of which sell their beverages for considerably lower prices than the Company's products. The Company believes that it can distinguish itself in its particular market niche, because of its appeal to health conscious consumers and proprietary formulations. The Company's product is made from spring rather than tap water, a classification recognized by government regulators. While there are many spring waters, the company further distinguishes itself by offering flavored spring water that is preservative free and contains all natural and proprietary flavorings. There are other preservative free waters, but the Company believes that there are no other companies offering a beverage with all of those attributes. While the Company believes that a certain segment of the market will buy sufficient amounts of its products to achieve the revenue projection, during the last two years sales have been minimal, its products do not have significant historical sales, and there can be no assurance that there will be the anticipated market acceptance and level of sales.

The Company's ability to achieve projected revenues may also be affected by the need to transition to new bottlers. The Company's existing bottler has notified the Company that it intends dedicate its production facilities to a minimum number of companies within the next 12 to 24 months. The present bottler has offered to assist the Company in transitioning to a new bottler, and has provided the Company reference bottlers.

In a meeting in March of 2003, the bottler's CEO indicated the Company could have up to one year to transition to a new bottler. Production to date is planned through July. The July production, which the Company has confirmed provides sufficient production capacity through the Summer months, which have the heaviest demand for beverages, including the Company's line.

Based on prior experiences with the bottler, there could be further bottling runs after July, although there can be no assurance of such runs, and such runs would be dependent on further negotiations. Although the Company believes it can successfully transition to new bottlers, substantial management time and resources will have to be devoted to such a transition. The Company has identified seven United States bottlers that use aseptic PET processing systems. Additional foreign bottlers also utilize aseptic PET processing systems. The Company has yet to determine whether any of those bottlers has capacity and can adapt its system to the Company's needs. Adaptations may require capital outlays, and the Company has limited resources and may be dependent on obtaining further financing for such adaptations, including the cost of labeling machines and modifications for its products. The Company may also consider using other processes. The Company has spent considerable time and efforts getting consistently good product in commercially viable quantities. Addressing such quality control, proprietary formulations, and production issues makes it difficult and costly, but not impossible for potential competitors to enter the market with a similar product. Transitioning to new bottlers will require working through these operational issues, but the Company believes its experience, and the assurances from its existing bottler will allow the Company to successfully execute such production and growth transitions.

Forward-looking Statements

This report on Form 8-K contains "forward-looking statements" within the meaning of Section 17A of the Securities Act of 1933, as amendmended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve risks and uncertainties. Readers and investors are cautioned that the Company's actual results may differ, and may differ significantly, from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, the ability of the company to reach its revenue targets, demand for, and market acceptance of, the company's product(s), relations with distributors and stores, the company's ability to transition to a new bottler, sufficient financing to carry out the company's business plan, general economic conditions, and other factors that may be more fully discussed in the company's literature and periodic filings with the Securities and Exchange Commission.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AQUA VIE BEVERAGE CORPORATION

Date: May 21, 2003                         By: /s/ Thomas Gillespie
                                            ------------------------------------
                                                    Thomas Gillespie
                                                    President, Director